EXHIBIT 1.1

5,000,000 Shares

RANGE RESOURCES CORPORATION

Common Stock (par value $0.01 per share)

UNDERWRITING AGREEMENT

December 8, 2004

December 8, 2004

J.P. Morgan Securities Inc.
Friedman, Billings, Ramsey & Co., Inc.
      As Representatives of the
      several Underwriters listed
      in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

Dear Sirs and Mesdames:

     Range Resources Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”) an aggregate of 5,000,000 shares of its Common Stock, par value $0.01 per share (the “Underwritten Shares”) and, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, up to an additional 750,000 shares of its Common Stock (the “Option Shares”). The Underwritten Shares and the Option Shares are hereinafter referred to as the “Shares.” The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

     The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “Securities Act”), a registration statement on Form S-3 (registration no. 333-118417), including a prospectus, relating to the registration of certain shares of Common Stock including the Shares and certain debt and other securities (the “Shelf Securities”), to be sold from time to time by the Company. The registration statement as amended at the date of this Agreement, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act is hereinafter referred to as the “Registration Statement,” and the prospectus included therein relating to the Shelf Securities, in the form first used to confirm sales of the Shares, is hereinafter referred to as the “Basic Prospectus.” Any preliminary prospectus supplement relating to the Shares, together with the Basic Prospectus, is hereinafter referred to as the “Preliminary Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement dated December 8, 2004, specifically relating to the Shares, in the form first used to confirm sales of the Shares is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference to the term Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing documents shall include the documents incorporated therein by reference. The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference in the Prospectus. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

     2. Purchase of the Shares by the Underwriters. (a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share of $17.99 (the “Purchase Price”).

     In addition, subject to the conditions set forth in this Section 2, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price.

     If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

     The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice. Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

     (b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

     (c) Payment for the Underwritten Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares on December 14, 2004, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. In the case of the Option Shares, payment shall be made consistent with the terms set forth above on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the “Additional Closing Date”.

     Payment for the Underwritten Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery through the Depository Trust Company to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date.

     3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Underwriter that:

     (a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

     (b) The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

     (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the column heading entitled “Actual” in the section of the Prospectus entitled “Capitalization” and, as adjusted to give effect to the issuance and sale of the Shares and the application of the net proceeds therefrom as described in the “Use of Proceeds” section of the Prospectus, the Company would, as of September 30, 2004, have had an authorized and outstanding capitalization as set forth under the column heading entitled “As Adjusted” in the section of the Prospectus entitled “Capitalization”; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

     (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business in all material respects as described in the Prospectus.

     (f) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the operations, business, prospects, properties, financial condition or results of operation of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”).

     (g) Range Energy I, Inc., Range HoldCo, Inc., Range Production Company, Range Energy Ventures Corporation, Gulfstar Energy, Inc., and Range Energy Finance Corporation are each a “significant subsidiary” of the Company as defined by Rule 1-02 of Regulation S-X, as calculated pursuant thereto as of December 31, 2003. Although not a “significant subsidiary” calculated as of December 31, 2003, Great Lakes Energy Partners, L.L.C. (“GLEP” and together with each entity referred to in the preceding sentence, the “Subsidiaries”), if calculated as of the date hereof, would constitute a “significant subsidiary.” Except for certain of the Subsidiaries referred to in this Section 3(g) and, if applicable, for PMOG Holdings, Inc. (“PMOG”), Pine Mountain Acquisition, Inc. and Pine Mountain Oil and Gas Inc., no other subsidiaries of the Company would, as of the date hereof, individually or in the aggregate, constitute such a significant subsidiary. Each Subsidiary has been duly incorporated or otherwise organized and is validly existing as a corporation or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or limited liability company interests, as the case may be, of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable (except with respect to such limited liability company interests, if applicable) and, except as described in the Prospectus, are owned by the Company, free and clear of all liens, security interests or encumbrances.

     (h) Neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default), (i) its respective charter, bylaws or other applicable formation document or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any material license, material lease, material contract or other material agreement or material instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries; and the execution, delivery and performance of this Agreement and the issuance and sale of the Shares will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), (i) the charter, bylaws or other applicable formation document of the Company or any of the Subsidiaries or (ii) under any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any material license, material lease, material contract or other material agreement or material instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, which conflicts, breaches, violations or defaults listed in either clause (ii) of this subparagraph (h) would, individually or in the aggregate, have a Material Adverse Effect.

     (i) This Agreement has been duly authorized, executed and delivered by the Company and, assuming proper authority by the other parties to this Agreement, when duly executed and delivered by the other parties thereto will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’

rights generally and general principles of equity and (ii) rights to indemnity and contribution may be limited by applicable law, rule, regulation or interpretation of the Commission.

     (j) The Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of this Agreement and paid for by the Underwriters, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

     (k) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the rules of the New York Stock Exchange, or approval of the stockholders of the Company, is required in connection with the issuance and sale by the Company of the Shares or the consummation of the transactions as contemplated hereby other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the Shares are being sold by the Underwriters; and (ii) a supplemental listing application for the Shares to be filed with the New York Stock Exchange.

     (l) KPMG LLP, whose reports on the consolidated financial statements of the Company and GLEP are included or incorporated by reference in the Prospectus, was at the time of such report independent public accountants with respect to the Company, as required by the Securities Act and the Exchange Act, and the applicable published rules and regulations thereunder; Ernst & Young LLP, whose reports on the financial statements of the Company and on the consolidated financial statements of GLEP are included or incorporated by reference in the Prospectus, are independent public accountants with respect to the Company and GLEP, as required by the Securities Act and the Exchange Act, and the applicable published rules and regulations thereunder.

     (m) Each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals (collectively, “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule (“Filings”) and has obtained all necessary Consents from other persons, in order to conduct their respective businesses, except where the failure to have any such Consent or to have made any such Filing would not have a Material Adverse Effect; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such Consent which violation or default would have a Material Adverse Effect.

     (n) Except as described in the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company after due inquiry, threatened or contemplated to which the Company or any of its Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, which would result in a judgment, decree or order either (A) having a Material Adverse Effect or (B) preventing the consummation of the transactions contemplated hereby.

     (o) The Company and its Subsidiaries maintain insurance of the types and in the amounts reasonably believed to be adequate for their business and consistent in all material respects with insurance coverage maintained by similar companies in similar businesses, all of which insurance is in full force and effect.

     (p) Neither the Company nor its Subsidiaries are involved in any labor dispute with their respective employees nor, to the knowledge of the Company, is any such dispute threatened except, in each case, for disputes which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (q) Each of the Company and its Subsidiaries own, or have obtained valid and enforceable licenses for, or other adequate rights to use, all material inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described or incorporated by reference in the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); and, to the knowledge of the Company, the conduct of their respective businesses will not conflict in any material respect with, and neither of the Company nor any of its Subsidiaries has received notice of any claim or conflict with, any rights of others.

     (r) Other than as disclosed in the Prospectus, the proved reserves for crude oil and natural gas for each of the periods presented in the Prospectus were prepared in accordance with the Statement of Financial Accounting Standards No. 69 and Rule 4-10 of Regulation S-X.

     (s) The audited financial statements of the Company and GLEP included or incorporated by reference in the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries or of GLEP, as the case may be, as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries or of GLEP, as the case may be, for the periods specified and have been prepared in compliance in all material respects with the requirements of the Exchange Act and in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; any pro forma financial statements or data included or incorporated by reference in the Prospectus comply with the requirements of Regulation S-X under the Securities Act, including without limitation Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable given the circumstances under which they were prepared, the pro forma adjustments used in the Prospectus are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data in all material respects. The other financial and accounting data, including the unaudited financial statements, included or incorporated by reference in the Prospectus, have been derived from the accounting records of the Company and its subsidiaries and present fairly the information shown therein, in all material respects.

     (t) Subsequent to the respective dates as of which information is given in the Prospectus, and except as may be otherwise stated or incorporated by reference in the Prospectus, including but not limited to the pending acquisition of PMOG, there has not been (A) any material and unfavorable change, financial or otherwise, in the business, properties, prospects, regulatory environment, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (B) any transaction entered into by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries, taken as a whole, or (C) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole.

     (u) The Company and its Subsidiaries and their properties, assets and operations are in material compliance with, and hold all material permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or its Subsidiaries under

Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of the Subsidiaries (i) is not the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to or affected by any pending or threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order or (v) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

     (v) Neither the Company nor any of the Subsidiaries is, nor after giving effect to the issuance and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will any of them be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

     (w) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (x) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

     (y) The Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described or incorporated by reference in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except as such do not materially interfere with the use of such property taken as a whole as described in the Prospectus or as are incurred in the ordinary course of the Company’s business; all the real property described in the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such property taken as a whole as described in the Prospectus.

     (z) Neither the Company nor any Affiliate has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, any violation of Regulation M under the Exchange Act.

     (aa) There is and has been no failure on the part of the Company and its Subsidiaries or any of the officers and directors of the Company or any of its Subsidiaries, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith, including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications.

     In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the issuance and sale of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to the Underwriters.

     4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

     (a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

     (b) The Company will deliver, without charge, (i) to each of the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales of the Shares by any Underwriter or dealer.

     (c) Before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representatives reasonably object.

     (d) The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

     (e) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

     (f) The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

     (g) The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

     (h) For a period of 90 days after the date hereof, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (x) the Shares to be sold hereunder and any shares of Common Stock of the Company issued upon the exercise of options granted under existing employee stock option plans; or (y) options for shares of Common Stock granted under such plans. Notwithstanding the foregoing and Section 5(j), it is understood that the Company may allow certain executive officers and directors of the Company, at its sole discretion, to sell up to an aggregate total of 50,000 shares of Common Stock without further written consent from the Underwriters, and the Underwriters shall cooperate fully and shall take, or cause to be taken, all reasonable actions to accommodate this provision.

     (i) The Company will apply the net proceeds from the sale of the Shares as described in the Prospectus under the heading “Use of Proceeds”.

     (j) So long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

     (k) The Company and each Subsidiary will comply in all material respects with all applicable securities and other laws, rules and regulations, including without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the officers and directors of the Company and each

Subsidiary, as the case may be, in their respective capacities as such, to comply with such laws, rules and regulations, including without limitation, the provisions of the Sarbanes Oxley Act.

     5. Conditions to the Underwriter’s Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

     (a) The Registration Statement (or if a post-effective amendment thereto is required to be filed under the Securities Act, such post-effective amendment) shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

     (b) The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

     (c) Between the time of execution of this Agreement and the Closing Date or the Additional Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

     (d) Between the time of execution of this Agreement and the Closing Date or the Additional Closing Date, as the case may be, (i) no material adverse change or development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company (other than as disclosed in the Prospectus) shall have been entered into by the Company or any of its Subsidiaries, the effect of which, in any case under this Section 5(d), is so material and adverse as to make it impracticable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

     (e) The Company will, on and as of the Closing Date or the Additional Closing Date, as the case may be, deliver to the Representatives a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit A hereto.

     (f) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG LLP and Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

     (g) Vinson & Elkins LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit B hereto.

     (h) The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

     (i) The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

     (j) The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and the shareholders, officers and directors of the Company listed in Exhibit D hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

     6. Indemnity and Contribution.

     (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, its directors and officers, and any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Underwriter Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, as amended or supplemented, if applicable, or the Preliminary Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from and in conformity with information furnished in writing by or on behalf of the Underwriters to the Company expressly for use therein, provided, that with respect to any such untrue statement in or omission from the Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such loss, damage, expense, liability or claim was an initial resale by such Underwriter and any such loss, damage, expense, liability or claim of or with respect to such Underwriter results from the fact that both (i) a copy of the Prospectus (excluding any documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, if required by applicable law, and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 4(b) hereof.

     (b) Each Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Company Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by or on behalf of such Underwriter to the Company expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in connection with such information.

     (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) of this Section 6, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the institution of such Proceeding and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party, except to the extent that such Indemnifying Party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under this Section 9. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within 30 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon advice of counsel that there may be defenses available to it that are different from, additional to, or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of such Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such Proceeding). An Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days’ prior notice of its intention to settle. An Indemnifying Party shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

     (d) If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 6 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of Underwriters’ discounts and commissions but before deducting expenses) received by the Company bear to the discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any Proceeding.

     (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 6, in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the total discount applicable to the Shares purchased by such Underwriter pursuant hereto exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several, in proportion to their respective purchase obligations hereunder, and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution agreements contained in this Section 6 and the covenants, warranties and representations of the Company and the Underwriters contained in this Agreement shall remain in full force and effect (regardless, with respect to representations and warranties of the Company, of any investigation made by on behalf of any Underwriter, its affiliates, directors or officers or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and shall survive any termination of this Agreement or the issuance and sale of the Shares. The parties hereto agree to notify promptly the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the issuance and sale of the Shares, or in connection with the Prospectus.

     7. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     8. Termination. The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, acting on behalf of the Underwriters, if since the execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

     If the Underwriters elect to terminate this Agreement as provided in this Section 8, the Company shall be notified as provided for herein.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply or does not comply with any of the terms of this Agreement, the

Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 6 hereof).

     9. Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of

Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

     10. Payment of Expenses. (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Shares and all other fees and expenses in connection with the preparation of the Registration Statement, the Preliminary Prospectus and the Prospectus and all amendments and supplements thereto, including all printing costs associated therewith, and the furnishing of copies thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the cost of preparing stock certificates; (iii) the costs and charges of any transfer agent and any registrar; (iv) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc., (v) the preparation and, as applicable, printing and delivery of this Agreement, and the furnishing of copies thereof to the Underwriters and to dealers (including costs of mailing and shipment), and also of any other document related to the issuance, offer, sale and delivery of the Shares, (vi) all expenses in connection with the qualification of the Shares for offering and sale under state laws and the cost of printing and furnishing of copies of any blue sky memorandum to the Underwriters and to dealers (including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with such blue sky memorandum), (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering of the Shares to prospective investors and the Underwriters’ respective sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the representatives and officers of the Company and any such consultants, (viii) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder for which provision is not otherwise made in this Section 10.

     (b) If the Shares are not delivered for any reason other than the default by an Underwriter of its obligations hereunder, the Company will reimburse such Underwriter for all out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) reasonably incurred by such Underwriter in connection with this Agreement or the offering contemplated hereunder.

     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

     12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

     13. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172; Attention: Yaw Asamoah-Duodu, facsimile no. 212-622-5849; copy to Equity Syndicate Department, facsimile no. 212-622-2071, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 777 Main Street, Fort Worth, Texas 76102, Attention: Rodney L. Waller, facsimile no. (817) 810-1950.

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, RANGE RESOURCES CORPORATION
By:	/s/ Rodney L. Waller
	Name:	Rodney L. Waller
	Title:	Senior Vice President Secretary

Accepted as of the date hereof

J.P. MORGAN SECURITIES INC.
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

Acting severally on behalf of themselves and the
several Underwriters listed
in Schedule 1 hereto.

By: J.P. MORGAN SECURITIES INC.
By:	/s/ Yaw Asamoah-Duodu
	Name:	Yaw Asamoah-Duodu
	Title:	Vice President

By: FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
By:	/s/ James R. Kleeblatt
	Name:	James R. Kleeblatt
	Title:	Senior Managing Director